                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                         DYNEGY ENERGY PARTNERS L.P.
            (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                  94-3427568
(State of Incorporation or Organization)      (IRS Employer Identification No.)


                          1000 LOUISIANA, SUITE 5800
                             HOUSTON, TEXAS  77002

             (Address of Principal Executive Offices and Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /x/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this form relates:
333-83306.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                                    Name Of Each Exchange On Which
To Be So Registered                                    Each Class Is To Be Registered
-------------------                                    ------------------------------
Common units representing limited partnership interests    New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                                (Title of Class)

                  INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The class of securities to be registered hereby are the common units representing limited partnership interests (the "Common Units") of Dynegy Energy Partners L.P., a Delaware limited partnership (the "Partnership").

    A description of the Partnership's Common Units will be set forth under the captions "Cash Distribution Policy," "Description of Common Units," "The Partnership Agreement" and "Tax Considerations" in the prospectus to be filed by the Partnership pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Partnership's Registration Statement on Form S-1 (Registration No. 333-83306) (the "Form S-1 Registration Statement"), initially filed with the Securities and Exchange Commission on February 22, 2002. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

ITEM 2.   EXHIBITS.

    The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.  Description
-----------  -----------
    1.       Partnership's Registration Statement on Form S-1, (Registration
             No. 333-83306), as filed with the Securities and Exchange
             Commission on February 22, 2002 -- incorporated herein by reference.

    2. Certificate of Limited Partnership of the Partnership -- incorporated herein by reference to Exhibit 3.1 to the Form S-1
             Registration Statement.

    3. Form of Amended and Restated Agreement of Limited Partnership of the Partnership -- incorporated herein by reference to Appendix A to the Form S-1 Registration Statement.

                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       DYNEGY ENERGY PARTNERS L.P.



Date: June 27, 2002                    By:       /s/ Stephen A. Furbacher
                                          --------------------------------------
                                              Name:  Stephen A. Furbacher
                                              Title: Chief Executive Officer
                                                     and Chief Operating Officer













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